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                                                                 Exhibit 5.1

                     [LETTERHEAD OF THOMPSON COBURN LLP]


December 20, 2002


Allegiant Bancorp, Inc.
2122 Kratky Road
St. Louis, Missouri 63114

Re: Form S-8 - 800,000 Shares of Allegiant Bancorp, Inc. Common Stock,
    $0.01 Par Value

Ladies and Gentlemen:

         We refer you to the Registration Statement on Form S-8 filed by Allegiant Bancorp, Inc. (the "Company") on December 20, 2002 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, pertaining to the proposed issuance by the Company of up to 800,000 shares of the Company's common stock, $0.01 par value (the "Shares"), to participants under the Allegiant Bancorp, Inc. 2002 Stock Incentive Plan (the "Plan"). In rendering the opinions set forth herein, we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, each as currently in effect, the resolutions adopted by the Company's Board of Directors and shareholders relating to the Plan, certificates received from state officials and statements we have received from officers and representatives of the Company. In delivering this opinion, we have assumed: the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies; the authenticity of the originals of all such latter documents; and the correctness of statements submitted to us by officers and representatives of the Company.

         Based only on the foregoing, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing under the laws of the State of Missouri; and

         2. The Shares, when issued by the Company in accordance with the Plan, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                 Very truly yours,

                                                 /s/ Thompson Coburn LLP